Exhibit 99.1

Investor Relations Contacts	Press Contacts
Barbara Domingo	Shannon Henderson
Align Technology, Inc.	Fenton Communications
(408) 470-1204	(678) 417-1767
bdomingo@aligntech.com	shannon@ethospr.com

Align Technology Reports First Quarter 2003 Financial Results

Revenues Increase 44% Year Over Year; Net Loss Decreases 53% Year Over Year

Santa Clara, Calif. – April 24, 2003 – Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign®, a proprietary method of straightening teeth without wires and brackets, today announced financial results for the quarter ending March 31, 2003. Total revenues for the first quarter of 2003 were $24.7 million, compared to $22.4 million in the fourth quarter of 2002, an increase of 10.3 percent, and $17.1 million in the first quarter of 2002, an increase of 44.3 percent.

“I am pleased with the progress we are making as a company. We are working to create a strong customer base resulting in growth in our case shipments and revenues,” said Thomas M. Prescott, President and Chief Executive Officer of Align Technology. “Our expenses have been reduced to levels more consistent with our revenue base, and we believe we have sufficient cash to manage the company beyond profitability. We are building a company focused on customers and we are committed to driving the business performance that will increase shareholder value.”

The net loss for the first quarter of 2003 as determined under generally accepted accounting principles (“GAAP”) was $8.8 million, or a net loss per share of $0.15. This compares to a net loss for the fourth quarter of 2002 of $13.9 million, or a net loss of $0.27 per share, and a net loss for the first quarter of 2002 of $18.5 million, or a net loss of $0.40 per share. Non-GAAP net loss for the first quarter of 2003, which excludes $4.3 million of stock-based compensation and $0.5 million of restructuring charges, was $4 million, or a non-GAAP net loss of $0.07 per share, compared to non-GAAP net loss of $12.9 million in the first quarter of 2002, which excludes $5.6 million of stock-based compensation, or a non-GAAP net loss of $0.28 per share. The reconciliation of the GAAP to non-GAAP measurements for net loss for the first quarter of 2003 is set forth below within Align Technology’s financial statements.

As of March 31, 2003 Align had $37.3 million in cash, cash equivalents and marketable securities, compared to $41.5 million as of December 31, 2002. Align Technology did not incur additional borrowings or draw-downs against its credit facility during the first quarter of 2003.

Align Technology will host a webcast and conference call today, April 24, 2003 at 4:15 p.m. EDT, 1:15 p.m. PDT, to review first quarter 2003 results, as well as discuss future operating trends and guidance on the outlook for the future. To access the webcast, go to “Presentations/Webcasts” in the Investor Relations section of Align Technology’s website at http://www.invisalign.com/US/html/corporate/investor_frameset.html. To access the conference call, please dial (415) 537-1856 approximately ten minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call’s conclusion and will remain available through 5:30 p.m. EDT on April 23, 2004. Additionally, a telephonic replay of the call can be accessed by dialing 800-633-8284 with reservation number 21139506. The replay may be accessed from international locations by dialing 402-977-9140 using the same reservation number. The telephonic replay will be available through 5:30 p.m. EDT on May 8, 2003.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary new method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

To learn more about Invisalign or to find a certified Invisalign doctor, please visit www.invisalign.com or call 1-800-INVISIBLE.

This news release contains forward-looking statements, including statements regarding Align’s current cash position relative to its ability to achieve profitability and its commitment to business performance as a means to increase shareholder value. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align’s history of losses and negative operating cash flows, Align’s ability to increase its revenue significantly while controlling expenses, Align’s ability to raise additional capital as required, Align’s limited operating history, demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, competition from manufacturers of traditional braces, Align’s third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align’s international manufacturing operations, Align’s ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, and the potential volatility of the market price of Align’s common stock. These and other risks are detailed from time to time in Align’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 27, 2003, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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ALIGN TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Revenues	$24,735	$17,141
Cost of revenues	11,810	12,505

Gross profit	12,925	4,636

Operating expenses:
Sales and marketing	10,630	10,327
General and administrative	7,894	9,871
Research and development	2,985	3,346

Total operating expenses	21,509	23,544

Loss from operations	(8,584)	(18,908)
Interest and other income (expense), net	(198)	406

Net loss	$(8,782)	$(18,502)

Basic and diluted net loss per share	$(0.15)	$(0.40)

Weighted-average shares used in computing basic and diluted net loss per share	57,189	46,152

(1)	Certain reclassifications of prior period amounts have been made to conform with current year presentation.

ALIGN TECHNOLOGY, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(in thousands, except per share data)

(unaudited)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net loss, which is adjusted to exclude certain costs and expenses. We believe that our non-GAAP net loss gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net loss is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net loss prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Revenues	$24,735	$17,141
Cost of revenues	11,089	11,517

Gross profit (loss)	13,646	5,624

Operating expenses:
Sales and marketing	10,002	9,516
General and administrative	5,202	6,988
Research and development	2,252	2,430

Total operating expenses	17,456	18,934

Loss from operations	(3,810)	(13,310)
Interest and other income (expense), net	(198)	406

Net loss	$(4,008)	$(12,904)

Basic and diluted net loss per share	$(0.07)	$(0.28)

Weighted-average shares used in computing basic and diluted net loss per share	57,189	46,152

(1)	Certain reclassifications of prior period amounts have been made to conform with current year presentation.

See Reconciliation of GAAP Net Loss to non-GAAP Net Loss on next page.

ALIGN TECHNOLOGY, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Calculation of net loss excluding special items:
Net loss	$(8,782)	$(18,502)
Items:
Stock-based compensation expense included in: (1)
– costs of revenues	721	988
– sales and marketing	628	811
– general and administrative	2,185	2,883
– research and development	733	916
Restructuring costs included in general and administrative operating expenses (2)	507	—

Non-GAAP net loss (excluding special items)	$(4,008)	$(12,904)

(1)	Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees. Stock-based compensation expense also includes the accelerated vesting of options to several employees in connection with severance packages.

(2)	Restructuring costs represent the remainder of our indirect operational activities related to the transition of operations from the United Arab Emirates and Pakistan to Costa Rica.

Align Technology, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:

Cash and cash equivalents	$33,997	$35,552
Restricted cash	3,265	3,261
Marketable securities, short-term	—	2,693
Accounts receivable, net	17,078	16,766
Inventories, net	1,762	1,533
Deferred costs	1,031	1,139
Other current assets	6,650	4,888

Total current assets	63,783	65,832

Property and equipment, net	23,787	25,078
Other long-term assets	2,093	1,946

Total assets	$89,663	$92,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$2,078	$1,974
Accrued liabilities	13,669	12,628
Deferred revenue	2,493	2,130
Financing debt, current portion	1,667	1,667

Total current liabilities	19,907	18,399

Financing debt, long-term portion	2,917	3,333
Capital lease obligations, net of current portion	425	504

Total liabilities	23,249	22,236

Total stockholders’ equity	66,414	70,620

Total liabilities and stockholders’ equity	$89,663	$92,856